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                           [LETTERHEAD APPEARS HERE]


                                  June 24, 1999



                                    Exhibit 5
                                    ---------
                    Opinion and Consent of Rhoads & Sinon LLP
                    -----------------------------------------
Board of Directors
COMMUNITY INDEPENDENT BANK, INC.
201 North Main Street
Bernville, PA 19506

Ladies and Gentlemen:

     Reference is made to your Registration statement on form S-3 which was filed with the Securities and Exchange Commission on June 30, 1999 regarding the registration of 225,000 shares of common stock, no par value per share, of Community Independent Bank, Inc. (the "Company") in connection with the Company's Stockholder Dividend Reinvestment and Stock Purchase Plan (the "Plan").

     We have examined the records relating to the organization of the Company, its Articles of Incorporation, By-laws and all amendments thereto, and the records of proceedings of its stockholders and directors.

     Based upon the foregoing, and upon the examination of such other documents as we have deemed necessary to express the opinions hereinafter set forth, we are of the opinion that:

     1. The Company is a corporation duly organized and in good standing under the Laws of the Commonwealth of Pennsylvania; and

     2. The shares of the Company's Common Stock to be registered will, when issued pursuant to and in accordance with the Plan, be duly authorized, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as an Exhibit to the said Registration Statement and to all references to us therein.

     In giving such consent, we do not thereby admit that we are experts within the meaning of Section 7 of the Securities Act of 1933.

                                                 Very truly yours,

                                                 RHOADS & SINON LLP


                                                 By:  /s/ Charles J. Ferry
                                                      -------------------------
                                                      Charles J. Ferry